Exhibit 10.2

INVUITY, INC.

RESTRICTED STOCK UNIT DEFERRAL PROGRAM FOR OUTSIDE DIRECTORS

TERMS AND CONDITIONS OF DEFERRED RESTRICTED STOCK UNIT GRANT

Deferred RSU Award Notice (this “Award Notice”) for:_________________________________

This Award Notice evidences the award of deferred Restricted Stock Units (each, a “Deferred RSU” or collectively, the “Deferred RSUs”) that have been granted to, [NAME], by Invuity, Inc. (the “Company”), subject to the terms of the Invuity, Inc. 2015 Equity Incentive Plan (the “Plan”), this Award Notice and the Invuity, Inc. Restricted Stock Unit Deferral Program for Outside Directors (the “Program”), which collectively constitute an Award Agreement (as such term is defined in the Plan). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Program and the Plan, as applicable.

The following summarizes your Deferred RSUs under the Program and the Plan:

Award:	Each Deferred RSU entitles you to receive in the future one Share of Common Stock of the Company.

Date Issued:	[_________]

Number of Deferred RSUs:	[__________], subject to adjustment as provided under Section 9 of the Program and Section 14 of the Plan.

Vesting and Distribution of Award:

Your specific vesting and payment terms are set forth in the Program.

As a general matter, your Deferred RSUs will be paid out in Shares at the time of your Separation from Service, death, or Disability, or upon a Change in Control, in a single lump sum as soon as administratively practicable after the date of such triggering event, within the time frames set forth in the Program.

The Deferred RSUs are granted pursuant to the terms of the Program and the Plan. By electing to participate in the Program, you hereby consent to be bound by all of the terms and conditions of this Award Notice, the Program and the Plan.

You also hereby acknowledge that you have received or been given access to copies of the Program, the Plan, and the Plan Prospectus. Please refer to the Program, Plan and the Plan Prospectus for important information about the Program and Deferred RSUs, including tax considerations.

Dated:            [__________]